EXHIBIT 10.6

                                                                  EXECUTION COPY













                           LETTER OF CREDIT AGREEMENT

                         dated as of September 30, 2004,

                                     between

                              CALPINE CORPORATION,
                                as the Borrower,

                                       and

                             BAYERISCHE LANDESBANK,
                    ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,
                                  as the Issuer

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.....................................2

     SECTION 1.1.   Defined Terms..............................................2
     SECTION 1.2.   Use of Defined Terms......................................17
     SECTION 1.3.   Cross-References..........................................17
     SECTION 1.4.   Accounting and Financial Determinations...................17

ARTICLE II COMMITMENT AND LETTERS OF CREDIT PROCEDURES........................18

     SECTION 2.1.   Commitment to Issue Letters of Credit.....................18
     SECTION 2.2.   Reduction of Commitment Amount............................18

ARTICLE III REPAYMENTS, INTEREST AND FEES.....................................19

     SECTION 3.1.   Interest Provisions.......................................19
     SECTION 3.2.   Fees......................................................19

ARTICLE IV LETTERS OF CREDIT..................................................20

     SECTION 4.1.   Issuance Requests.........................................20
     SECTION 4.2.   Issuances and Extensions..................................21
     SECTION 4.3.   Disbursements.............................................21
     SECTION 4.4.   Reimbursement.............................................21
     SECTION 4.5.   Cash Collateral...........................................21
     SECTION 4.6.   Nature of Reimbursement Obligations.......................21
     SECTION 4.7.   Increased Costs; Indemnity................................22
     SECTION 4.8.   Existing Letters of Credit................................24
     SECTION 4.9.   Determination of Equivalent Amount........................24

ARTICLE V CERTAIN ADDITIONAL PROVISIONS.......................................24

     SECTION 5.1.   Increased Capital Costs...................................24
     SECTION 5.2.   Taxes.....................................................24
     SECTION 5.3.   Payments, Computations, etc...............................26
     SECTION 5.4.   Use of Proceeds...........................................26

ARTICLE VI CONDITIONS PRECEDENT...............................................26

     SECTION 6.1.   Effectiveness; Initial Credit Extension...................26
     SECTION 6.2.   All Credit Extensions.....................................27

ARTICLE VII REPRESENTATIONS AND WARRANTIES....................................28

     SECTION 7.1.   Organization, etc.........................................29



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     SECTION 7.2.   Due Authorization, Non-Contravention, etc.................29
     SECTION 7.3.   Government Approval, Regulation, etc......................29
     SECTION 7.4.   Validity, etc.............................................29
     SECTION 7.5.   Financial Information.....................................30
     SECTION 7.6.   No Material Adverse Effect................................30
     SECTION 7.7.   Litigation, Labor Controversies, etc......................30
     SECTION 7.8.   Subsidiaries..............................................30
     SECTION 7.9.   Regulations U and X.......................................30
     SECTION 7.10.   Accuracy of Information..................................30

ARTICLE VIII COVENANTS........................................................31

     SECTION 8.1.   Covenants.................................................31

ARTICLE IX EVENTS OF DEFAULT..................................................33

     SECTION 9.1.   Listing of Events of Default..............................33
     SECTION 9.2.   Action if Event of Default................................35

ARTICLE X MISCELLANEOUS PROVISIONS............................................35

     SECTION 10.1.   Waivers, Amendments, etc.................................35
     SECTION 10.2.   Notices..................................................35
     SECTION 10.3.   Payment of Costs and Expenses............................36
     SECTION 10.4.   Indemnification..........................................36
     SECTION 10.5.   Survival.................................................37
     SECTION 10.6.   Severability.............................................37
     SECTION 10.7.   Headings.................................................37
     SECTION 10.8.   Execution in Counterparts, Effectiveness, etc............37
     SECTION 10.9.   Governing Law; Entire Agreement..........................38
     SECTION 10.10.   Successors..............................................38
     SECTION 10.11.   Participations in Commitment............................38
     SECTION 10.12.   Other Transactions......................................38
     SECTION 10.13.   Forum Selection and Consent to Jurisdiction.............39
     SECTION 10.14.   Waiver of Jury Trial....................................39
     SECTION 10.15.   Confidentiality.........................................40
     SECTION 10.16.   Collateral Matters......................................41
     SECTION 10.17.   Judgment Currency.......................................41



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SCHEDULE 1.1  -   Organizational Chart
SCHEDULE 4.8  -   Existing Letters of Credit
SCHEDULE 7.8  -   Significant Subsidiaries

EXHIBIT A     -   Form of Issuance Request
EXHIBIT B     -   Form of Cash Collateral Agreement
EXHIBIT C-1   -   Form of Opinion of Lisa Bodensteiner, Esq.
EXHIBIT C-2   -   Form of Opinion of Covington & Burling



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

                           LETTER OF CREDIT AGREEMENT

     THIS LETTER OF CREDIT AGREEMENT (this "Agreement"), dated as of September 30, 2004, between CALPINE CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), and BAYERISCHE LANDESBANK, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH ("BayernLB"), as the Issuer.

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Issuer enter into this Agreement pursuant to which Letters of Credit will be issued at the request of the Borrower or deemed issued, in each case pursuant to the terms of this Agreement;

     WHEREAS, the Borrower has heretofore entered into the Amended and Restated Credit Agreement, dated as of July 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "Scotia Credit Agreement"), among the Borrower, The Bank of Nova Scotia ("Scotia Capital") and BayernLB, as letter of credit issuing banks (the "Scotia Credit Agreement L/C Issuers"), the various financial institutions as are or may become parties thereto (including Scotia Capital and BayernLB, the "Participating Lenders"), and Scotia Capital, as administrative agent;

     WHEREAS, on or about September 2, 2004, all outstanding loans under the Scotia Credit Agreement were repaid by the Borrower, all commitments thereunder were terminated and all outstanding letters of credit issued by BayernLB thereunder (the "BayernLB Letters of Credit") and by Scotia Capital thereunder and participated in by each Participating Lender thereunder were fully cash collateralized pursuant to the Cash Collateral Agreement, dated as of September 2, 2004 (the "Scotia Cash Collateral Agreement"), made by the Borrower in favor of Scotia Capital (as agent for the Scotia Credit Agreement L/C Issuers and the Participating Lenders), in each case, as required under the Scotia Credit Agreement, with the proceeds (the "Gas Sale Proceeds") of the sale by the Borrower of certain Designated Assets (as defined in the Cash Collateral Agreement), which Designated Assets constituted collateral for the obligations of the Borrower under the Scotia Credit Agreement;

     WHEREAS, on the date hereof, the Borrower issued $785,000,000 of First Priority Senior Secured Notes due 2014 pursuant to that certain Indenture, dated as of September 30, 2004, between the Borrower and Wilmington Trust Company, as Trustee (such Indenture, the "2004 Senior Note Indenture", and such Notes, the "2004 Senior Notes"), and has agreed to use a portion of the proceeds thereof (such portion, the "BayernLB Bond Proceeds Collateral") to cash collateralize the BayernLB Letters of Credit as replacement cash collateral for the Gas Sale Proceeds, as set forth in this Agreement;

     WHEREAS, the Borrower and the Agent now desire to enter into this Agreement, inter alia, (i) to deem the BayernLB Letters of Credit issued pursuant to this Agreement rather than pursuant to the Scotia Credit Agreement and (ii) to provide additional letter of credit capacity for the Borrower, in each case as hereinafter provided;

     WHEREAS, in consideration of BayernLB's agreements to enter into this Agreement, to permit the termination of the Credit Agreement and to release the Participating Lenders and the

Gas Sale Proceeds, the Borrower has agreed (i) to cash collateralize the BayernLB Letters of Credit deemed issued hereunder by substituting the Gas Sale Proceeds under the Scotia Cash Collateral Agreement with the BayernLB Bond
Proceeds Collateral hereunder and (ii) to provide new cash collateral to BayernLB as security for any other Letters of Credit issued hereunder on or after the date hereof; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Issuer hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION  1.1.   Defined  Terms.   The  following   terms  (whether  or  not
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Letter of Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate   Base   Rate"   means,   on  any  date,   in  respect  of  U.S.
Dollar-denominated obligations, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by BayernLB at its Domestic Office as its base rate; and

          (b) the Federal Funds Rate most recently determined by BayernLB plus 1/2 of 1%.

     The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by BayernLB in connection with extensions of credit. Changes in the rate of interest on any Reimbursement Obligation or other Obligation hereunder will take effect simultaneously with each change in the Alternate Base Rate. BayernLB will give notice promptly to the Borrower of changes in the Alternate Base Rate.



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

     "Applicable Margin" means for any Reimbursement Obligation or other Obligation hereunder, 2.00% per annum.

     "Authorized Officer" means, relative to any Obligor, the president, any executive vice president, any senior vice president, the vice president - finance, the chief financial officer and the treasurer, in each case for whom a signature and incumbency certificate has been delivered to the Issuer.

     "BayernLB" is defined in the preamble.

     "BayernLB Bond Proceeds Collateral" is defined in the recitals hereto.

     "BayernLB Letters of Credit" is defined in the recitals hereto.

     "Borrower" is defined in the preamble.

     "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco or New York.

     "Calgen"  means  Calpine  Generating  Company,   LLC,  a  Delaware  limited
liability company and an indirect, Wholly Owned Subsidiary of the Borrower.

     "Calgen Credit Agreement" means, collectively, the following: (i) the $600,000,000 Credit and Guarantee Agreement, dated as of March 23, 2004, among Calgen, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner; (ii) the $100,000,000 Credit and Guarantee Agreement, dated as of March 23, 2004, among Calgen, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner; (iii) the $200,000,000 Amended and Restated Credit Agreement, dated as of March 23, 2004, among Calgen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as Administrative Agent, LC Bank, Lead Arranger and Sole Bookrunner, Bayerische Landesbank, Cayman Islands Branch, as Arranger and Co-Syndication Agent, ING Capital LLC, as Arranger and Co-Syndication Agent, Toronto Dominion (Texas) Inc., as Arranger and Co-Syndication Agent, and Union Bank of California, N.A., as Arranger and Co-Syndication Agent; (iv) the First Priority Indenture, dated as of March 23, 2004, among Calgen, Calgen Finance Corp., the guarantors named therein and Wilmington Trust FSB, as trustee; (v) the Second Priority Indenture, dated as of March 23, 2004, among Calgen, Calgen Finance Corp., the guarantors named therein and Wilmington Trust FSB, as trustee; and (vi) the Third Priority Indenture, dated as of March 23, 2004, among Calgen, Calgen Finance Corp., the guarantors named therein and Wilmington Trust FSB, as trustee, in each case as amended, supplemented, restated or otherwise modified from time to time.

     "Canadian Dollars" and the sign "Cdn$" shall each mean freely transferable lawful money of Canada.

     "Canadian Prime Rate" means, on any date, the greater of (a) the rate per annum announced from time to time by BayernLB as its reference rate then in effect for determining



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interest rates on Canadian Dollar-denominated commercial loans in Canada and (b)
the rate per annum equal to the sum of (i) the CDOR Rate and (ii) 0.50% per annum.

     "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Collateral" is defined in the Cash Collateral Agreement.

     "Cash Collateral Account" means the cash collateral account maintained by the Issuer pursuant to the Cash Collateral Agreement.

     "Cash Collateral Agreement" means that certain Cash Collateral Agreement to be entered into between the Borrower and the Issuer in substantially the form attached hereto as Exhibit B, as amended, supplemented, restated or otherwise modified from time to time, pursuant to which the Letters of Credit are cash collateralized.

     "CCEF" means Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of QCH.

     "CCEF Indenture" means that certain Indenture dated as of April 25, 2001, between CCEF and Wilmington Trust Company, as Trustee, as amended by the Amended and Restated Indenture, dated as of October 16, 2001, between CCEF and such Trustee.

     "CCEF Notes" means the $2,030,000,000 of 8 1/2% Senior Notes due 2008 and the Cdn$200,000,000 of 8 3/4% Senior Notes due 2007, in each case issued by CCEF pursuant to the CCEF Indenture.

     "CCEFII" means Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of CCRC.

     "CCEFII Indenture" means that certain Indenture dated as of October 18, 2001, as supplemented by the First Supplemental Indenture, dated as of October 18, 2002, between CCEFII and Wilmington Trust Company, as Trustee.

     "CCEFII Notes" means the (pound)200,000,000 of 8 7/8% Senior Notes due 2011 and the (euro)175,000,000 of 8 3/8% Senior Notes due 2008, in each case issued by CCEFII pursuant to the CCEFII Indenture.

     "CCFC" means Calpine Construction Finance Company, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

     "CCFC Credit Agreement" means, collectively, the following: (i) the Credit and Guarantee Agreement, dated as of August 14, 2003, among CCFC, Calpine Hermiston LLC,



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

CPN Hermiston, LLC, Hermiston Power Partnership, the lenders party thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent; and (ii) the Indenture, dated as of August 14, 2003, among CCFC, CCFC Finance Corp., each of the guarantors named therein and Wilmington Trust FSB, in each case as amended, supplemented, restated or otherwise modified from time to time.

     "CCRC" means Calpine Canada Resources Company, an Alberta corporation and an indirect, Wholly Owned Subsidiary of the Borrower.

     "CDOR Rate" means, on any date, the rate per annum based on the rates applicable to Canadian Dollar bankers' acceptances for a term of thirty days (rounded up to two decimal places in the case of the definition of "Canadian Prime Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 A.M., New York City time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the rate for the term referred to above applicable to Canadian Dollar bankers' acceptances quoted by BayernLB as of 10:00 A.M., New York City time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CES" means Calpine Energy Services, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

     "Closing Date" means the date specified in a written notice from the Issuer on which this Agreement becomes effective pursuant to Section 10.8 and which is intended to be September 30, 2004.

     "CNGH" means Calpine Natural Gas Holdings, LLC, a Delaware limited liability company, and a direct, Wholly Owned Subsidiary of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means any property of or other items belonging to the Borrower or certain of its Subsidiaries subject or purported to be subject from time to time to a Lien under any Loan Document to secure any or all of the Obligations.

     "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of July 16, 2003, among the Borrower, QCH, Quintana Minerals (USA) Inc., JOQ Canada, Inc., the Collateral Trustee, The Bank of Nova Scotia, Wilmington Trust Company and Goldman Sachs Credit Partners, L.P., as amended, supplemented or otherwise modified from time to time.



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

     "Collateral Trustee" means The Bank of New York, as Collateral Trustee under the Collateral Trust Agreement, and any successor collateral trustee serving from time to time thereunder.

     "Commitment" is defined in Section 2.1.

     "Commitment Amount" means, on any date, $255,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Commitment Availability" means, on any date, the excess of (a) the then Commitment Amount over (b) the Letter of Credit Outstandings on such date.

     "Commitment Fee Rate" means the rate per annum set forth as the "Commitment Fee Rate" in the Fee Letter.

     "Commitment Termination Date" means the earliest of

          (a) September 30, 2007;

          (b) the date on which the Commitment is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitment shall terminate automatically and without any further action.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d)
     of  Section  9.1.7  with  respect  to  the  Borrower  or  any   Significant
     Subsidiary; or

          (b) the occurrence and continuance of any other Event of Default and the giving of notice by the Issuer to the Borrower that the Commitment has been terminated.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as



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

determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Convertible Senior Notes" means the $1,200,000,000 of 4% Convertible Senior Notes Due 2006 issued by the Borrower pursuant to the Shelf Indenture.

     "Convertible Subordinated Debentures" means the up to $284,536,100 of Convertible Subordinated Debentures due 2029 issued by the Borrower pursuant to the Indenture dated November 2, 1999, the up to $371,134,100 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated January 31, 2000 and the up to $535,000,000 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated August 9, 2000.

     "Credit Extension" means any issuance or extension by the Issuer of a Letter of Credit.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" is defined in Section 4.3.

     "Disbursement Date" is defined in Section 4.3.

     "Dollar Equivalent Foreign Currency Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the Equivalent Amount of the aggregate Stated Amount of all Foreign Currency Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance or expiration of Foreign Currency Letters of Credit, or otherwise) plus (b) the Equivalent Amount of the then aggregate amount of all Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

     "Domestic Office" means the office of the Issuer designated as such below its signature hereto, or such other office of the Issuer within the United States as may be designated from time to time by notice from the Issuer, as the case may be, to each other Person party hereto.

     "8 1/4% Senior Notes" means the $250,000,000 of 8 1/4% Senior Notes due 2005 issued by the Borrower pursuant to the Shelf Indenture.

     "8 1/2% Senior Notes" means the $2,000,000,000 of 8 1/2% Senior Notes due 2011 issued by the Borrower pursuant to the Shelf Indenture.



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

     "8 3/4% Senior Note Indenture" means that certain Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997, the Second Supplemental Indenture dated as of July 31, 2000, and the Third Supplemental Indenture dated as of April 26, 2004, between the Borrower and The Bank of New York, as Trustee.

     "8 3/4% Senior Notes" means the $275,000,000 of 8 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 8 3/4% Senior Note Indenture.

     "8 5/8% Senior Notes" means the $750,000,000 of 8 5/8% Senior Notes due 2010 issued by the Borrower pursuant to the Shelf Indenture.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equivalent Amount" means, on any date, and in respect of any amount denominated in a Foreign Currency, the equivalent amount in U.S. Dollars of such amount, determined by the Issuer using the Exchange Rate for the applicable Foreign Currency on such date, or in the case of calculations of amounts of fees payable pursuant to Section 3.2.1 or Section 3.2.2, the Exchange Rate for such Foreign Currency determined from time to time pursuant to Section 4.9.

     "Equivalent Amount Determination Date" is defined in Section 4.9.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 9.1.

     "Exchange Rate" means, on any date, the best quoted spot rate offered by the Issuer to its financial or institutional customers to exchange U.S. Dollars for Canadian Dollars or Sterling, as the case may be, at the opening of business on such date.

     "Existing Letters of Credit" means the letters of credit and bank guarantees described in Schedule 4.8.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BayernLB from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the Calpine Corporation Letter of Credit Agreement Fee Letter dated the date hereof between BayernLB and the Borrower.

     "Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2003 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "Foreign Currency" means Canadian Dollars or Sterling.

     "Foreign Currency Letter of Credit" means any Letter of Credit denominated in a Foreign Currency.

     "Foreign Currency Letter of Credit Commitment Amount" means $76,500,000.

     "Foreign Currency Letter of Credit Outstandings" means, at any time, with respect to Foreign Currency Letters of Credit denominated in a particular Foreign Currency, an amount equal to the sum of (a) the aggregate Stated Amount of all Foreign Currency Letters of Credit denominated in such Foreign Currency then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance or expiration of Foreign Currency Letters of Credit, or otherwise) plus (b) the then aggregate amount of all Disbursements in respect of Foreign Currency Letters of Credit denominated in such Foreign Currency that have not yet been reimbursed at such time.

     "Foreign Currency Rate" means, on any date, in respect of Canadian Dollar-denominated obligations, the Canadian Prime Rate, and in respect of Sterling-denominated obligations, the Sterling Prime Rate.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Gas Sale Proceeds" is defined in the recitals hereto.

     "Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in November, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000, the $60,000,000 of principal amount of such securities issued in February, 2000, and the $517,500,000 of principal amount of such securities issued in August, 2000.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement
     (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible   Qualification"   means,   relative   to  the   opinion  or
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature; or

          (b) which relates to the limited scope of examination of matters relevant to such financial statement.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding the Convertible Subordinated Debentures and any other subordinated debt securities issued by the Borrower to a Trust and the Guaranteed Preferred Securities or any similar securities);

          (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person (i) shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person and (ii) shall exclude any preferred stock if, at the time of the incurrence or issuance thereof, it would not be recorded as debt of such Person, in accordance with GAAP.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Period" means, with respect to any Sterling-denominated obligation, the period commencing on a Quotation Date and ending the number of days, weeks or months thereafter as reasonably selected by the Issuer after consultation with the Borrower.

     "Issuance Request" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, in substantially the form of Exhibit A (with such changes thereto as may be agreed upon from time to time by the Issuer and the Borrower), together with a properly completed application for a Letter of Credit on the Issuer's standard form, executed by an Authorized Officer of the Borrower. In the event of a conflict between the terms of an application for a Letter of Credit and the terms of this Agreement, the terms of this Agreement shall prevail.

     "Issuer" means BayernLB, or any Affiliate or unit of agency of BayernLB, and any successor to any of the foregoing Persons.

     "knowledge" or "to the Borrower's knowledge" means the knowledge of or to the knowledge of the president, any vice president, the general counsel, the secretary, the chief financial officer, the controller or the vice president-finance of the Borrower.

     "Letter of Credit" is defined in Section 4.1.

     "Letter of Credit Fee Rate" means the rate per annum set forth as the "Letter of Credit Fee Rate" in the Fee Letter.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit (other than Foreign Currency Letters of Credit) then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance or expiration of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations (other than with respect to Foreign Currency Letters of Credit), plus (c) an amount equal to the Dollar Equivalent Foreign Currency Letter of Credit Outstandings at such time.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan Document" means this Agreement, the Cash Collateral Agreement and each other relevant agreement, document or instrument delivered in connection therewith.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

     "Monthly Accrual Date" means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Nonmaterial Subsidiary Default" means any Default (excluding any Event of Default) arising or resulting from the default or potential default by a Subsidiary (other than a Significant Subsidiary) under any agreement, contract or undertaking binding on such Subsidiary other than (i) the failure by such Subsidiary to make a required payment under any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and (ii) a default in the performance or observance of any obligation or condition with respect to any Indebtedness of such Subsidiary having a principal amount in excess of
$10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such

Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than the Issuer) obligated under, or otherwise a party to, any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of incorporation, partnership agreement, or similar organizational document, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

     "Parity Lien Debt" means any Indebtedness incurred in compliance with the 2003 Senior Note Indenture that is secured by the Collateral (as defined in the Collateral Trust Agreement) on a parity basis with the 2003 Senior Notes and the Second Priority B Loans.

     "Participant" is defined in Section 10.11.

     "Participating Lenders" is defined in the recitals hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pre-2000 Indentures" means the Senior Note Indentures (other than the Shelf Indenture, the 2003 Senior Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture and the CCEFII Indenture).

     "Priority Lien Debt" means any Indebtedness (including without limitation the 2004 Senior Notes) incurred in compliance with the 2003 Senior Note Indenture that is secured by the

Collateral (as defined in the Collateral Trust Agreement) on a priority basis to the 2003 Senior Notes and the Second Priority B Loans.

     "QCH" means Quintana Canada Holdings, LLC, a Delaware limited liability company and indirect, Wholly Owned Subsidiary of CNGH.

     "Quarterly Payment Date" means the last day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Quotation Date" is defined in the definition of "Sterling Prime Rate".

     "Reimbursement Obligation" is defined in Section 4.4.

     "Reference Banks" means Barclays Bank PLC and the London branches of JPMorgan Chase Bank and Citibank, N.A.

     "Release" means a "release", as such term is defined in CERCLA.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Scotia Capital" is defined in the recitals hereto.

     "Scotia Cash Collateral Agreement" is defined in the recitals hereto.

     "Scotia Credit Agreement" is defined in the recitals hereto.

     "Scotia Credit Agreement L/C Issuers" is defined in the recitals hereto.

     "Screen Rate" means the British Bankers Association Interest Settlement Rate for Sterling for the relevant period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or the service ceases to be available, the Issuer and the Borrower shall jointly agree on another page or service displaying the appropriate rate.

     "Second Priority B Loans" means the $750,000,000 of Second Priority Secured Term B Loans incurred by the Borrower pursuant to the Second Priority Term Loan Agreement.

     "Second Priority Term Loan Agreement" means the Credit Agreement, dated as of July 16, 2003, among the Borrower, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and administrative agent, The Bank of Nova Scotia, as arranger and syndication agent, TD Securities (USA) Inc., ING (U.S.) Capital LLC and Landesbank Hessen-Thuringen, as co-arrangers, and Credit Lyonnais New York Branch and Union Bank of California, N.A., as managing agents.

     "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7 5/8% Senior Note Indenture, the 7 7/8% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the Shelf Indenture (to the extent relating solely to the Senior Notes), the 10 1/2% Senior Note Indenture, the 2003 Senior
Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture, the CCEFII Indenture, the 2004 Senior Note Indenture and any other documentation under which Priority Lien Debt is incurred.

     "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 7 5/8% Senior Notes, the 7 7/8% Senior Notes, the 8 1/4% Senior Notes, the 8 1/2%
Senior Notes, the 8 3/4% Senior Notes, the 8 5/8% Senior Notes, the 10 1/2% Senior Notes, the Convertible Senior Notes, the 2003 Senior Notes, the Second Priority B Loans, the Parity Lien Debt, the CCEF Notes, the CCEFII Notes, the 2004 Senior Notes and any other Priority Lien Debt.

     "7 5/8% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, and the Second Supplemental Indenture dated as of April 26, 2004, between the Borrower and The Bank of New York, as Trustee.

     "7 5/8% Senior Notes" means the $250,000,000 of 7 5/8% Senior Notes due 2006 issued by the Borrower pursuant to the 7 5/8% Senior Note Indenture.

     "7 7/8% Senior Note Indenture" means that certain Indenture dated as of March 31, 1998, as supplemented by the First Supplemental Indenture dated as of July 24, 1998, the Second Supplemental Indenture dated as of July 31, 2000, and the Third Supplemental Indenture dated as of April 26, 2004, between the Borrower and The Bank of New York, as Trustee.

     "7 7/8% Senior Notes" means the $400,000,000 of 7 7/8% Senior Notes due 2008 issued by the Borrower pursuant to the 7 7/8% Senior Note Indenture.

     "7 3/4% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, and the Second Supplemental Indenture dated as of April 26, 2004, between the Borrower and The Bank of New York, as Trustee.

     "7 3/4% Senior Notes" means the $350,000,000 of 7 3/4% Senior Notes due 2009 issued by the Borrower pursuant to the 7 3/4% Senior Note Indenture.

     "Shelf Indenture" means that certain Indenture dated as of August 10, 2000, as supplemented from time to time, between the Borrower and Wilmington Trust Company, as Trustee.

     "Significant Subsidiary" means each Subsidiary of the Borrower that

          (a) accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the last four full Fiscal Quarters immediately preceding the date as of which any such determination is made; or

          (b) has assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question. Notwithstanding the foregoing,
(i) CCFC shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the CCFC Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when CCFC meets the criteria set forth in the first sentence of this definition and (ii) Calgen shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the Calgen Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when Calgen meets the criteria set forth in the first sentence of this definition.

     "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

     "Stated Expiry Date" is defined in Section 4.1(b).

     "Sterling" and the sign "(pound)" shall mean freely transferable lawful money of the United Kingdom.

     "Sterling Prime Rate" means, on any date (such date, the "Quotation Date"), the rate per annum equal to

          (a) the applicable Screen Rate or

          (b) (if no Screen Rate is available for such Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Issuer at its request by the Reference Banks for leading banks in the London interbank market, as of 11:00 A.M., London time, on the Quotation Date for the offering of deposits in Sterling for an Interest Period (as reasonably selected by the Issuer after consultation with the Borrower) commencing on the Quotation Date.

     "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Issuer, in right of payment to the payment in full in cash of all Obligations.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which at least 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation, partnership or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation, partnership or other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Taxes" is defined in Section 5.2.

     "10 1/2% Senior Note Indenture" means that certain Indenture dated as of May 16, 1996, as supplemented by the First Supplemental Indenture dated as of August 1, 2000, and the Second

Supplemental Indenture dated as of April 26, 2004, between Borrower and State Street Bank and Trust Company (as successor trustee to Fleet National Bank), as Trustee.

     "10 1/2% Senior Notes" means the $180,000,000 of 10 1/2% Senior Notes due 2006 issued by the Borrower pursuant to the 10 1/2% Senior Note Indenture.

     "Trust" means Calpine Capital Trust, Calpine Capital Trust II and Calpine Capital Trust III, each a Delaware business trust.

     "2004 Senior Note Indenture" is defined in the recitals hereto.

     "2004 Senior Notes" is defined in the recitals hereto.

     "2003 Senior Note Indenture" means those certain Indentures, dated as of July 16, 2003 and November 18, 2003, between the Borrower and Wilmington Trust Company, as Trustee.

     "2003 Senior Notes" means the $2,550,000,000 of Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes due 2010 and 8 3/4% Second Priority Senior Secured Notes due 2013, and the 9.875% Second Priority Senior Secured Notes due 2011, in each case issued by the Borrower pursuant to the 2003 Senior Note Indenture.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Issuance Request, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles ("GAAP") in effect in the United States from time to time.

                                   ARTICLE II

                   COMMITMENT AND LETTERS OF CREDIT PROCEDURES

     SECTION 2.1. Commitment to Issue Letters of Credit. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Issuer will issue the Letters of Credit, in accordance with Article IV. The commitment of the Issuer described in this Section 2.1 to issue Letters of Credit is herein referred to as its "Commitment".

     SECTION 2.1.1. Issuer Not Permitted or Required To Issue Letters of Credit Under Certain Circumstances. The Issuer shall not be permitted or required to issue any Letter of Credit prior to the Commitment Termination Date, if, after giving effect thereto, (a) all Letter of Credit Outstandings would exceed the Commitment Amount, (b) all Letter of Credit Outstandings (other than Dollar Equivalent Foreign Currency Letter of Credit Outstandings) would exceed the then amount of Cash Collateral in U.S. Dollars in the Cash Collateral Account or (c) in the case of the issuance of any Foreign Currency Letter of Credit, (i) all Dollar Equivalent Foreign Currency Letter of Credit Outstandings would exceed the Foreign Currency Letter of Credit Commitment Amount or (ii) all Foreign Currency Letter of Credit Outstandings denominated in a particular Foreign
Currency would exceed the then amount of Cash Collateral in such Foreign Currency in the Cash Collateral Account.

     SECTION 2.2. Reduction of Commitment Amount. The Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. Optional Reduction. The Borrower may, from time to time on any Business Day voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Issuer and be permanent reductions of the Commitment Amount, and any partial reduction of the Commitment Amount shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000.

     SECTION 2.2.2. Additional Cash Collateral. To the extent that at any time the aggregate amount of the Letter of Credit Outstandings exceeds the Commitment Amount in effect at such time or the aggregate amount of all Letter of Credit Outstandings (other than Dollar Equivalent Foreign Currency Letter of Credit Outstandings) exceeds the then amount of Cash Collateral in U.S. Dollars in the Cash Collateral Account, the Borrower must immediately deposit with the Issuer in the Cash Collateral Account additional cash collateral in U.S. Dollars and in immediately available funds in an amount equal to such excess. To the extent that at any time the aggregate amount of Foreign Currency Letter of Credit
Outstandings denominated in a particular Foreign Currency exceeds the then amount of Cash Collateral in such Foreign Currency in the Cash Collateral Account, the Borrower must immediately deposit with the Issuer in the Cash Collateral Account additional cash collateral in such Foreign Currency and in immediately available funds in an amount equal to such excess.

                                  ARTICLE III

                          REPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Interest Provisions. Interest shall be payable in accordance with this Section 3.1 and Section 4.3.

     SECTION 3.1.1. Post-Maturity Rate. After the date any monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate (or the applicable Foreign Currency Rate, as the case may be) plus the Applicable Margin plus a margin of 2%.

     SECTION 3.1.2. Payment Dates. Interest accrued on monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable shall be payable upon demand.

     SECTION 3.2.  Fees.  The Borrower  agrees to pay the fees set forth in this
Section 3.2. All such fees shall be non-refundable and paid in immediately available funds.

     SECTION 3.2.1. Commitment Fee. The Borrower agrees to pay to the Issuer, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Closing Date and continuing through the Commitment Termination Date, a commitment fee, in U.S. Dollars, at the Commitment Fee Rate, calculated on the average daily Commitment Availability, with the Equivalent Amount used in computing Dollar Equivalent Foreign Currency Letter of Credit Outstandings being determined from time to time in accordance with Section 4.9. Such fee shall accrue on each Monthly Accrual Date and shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing in each case with the first such date following the Closing Date, and on the Commitment Termination Date.

     SECTION 3.2.2. Letter of Credit Fee. The Borrower agrees to pay to the Issuer, for each Letter of Credit issued for the period from and including the date of the issuance (or deemed issuance, in the case of any Existing Letter of Credit) of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer, a fee, in U.S. Dollars, on the average daily Stated Amount of such Letter of Credit (or the Equivalent Amount thereof with respect to any Foreign Currency Letter of Credit, determined from time to time in accordance with Section 4.9) calculated at the Letter of Credit Fee Rate. Such fee shall accrue on each Monthly Accrual Date and shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing in each case on the first such date after the issuance of such Letter of Credit, and on the date of termination or expiry of the last Letter of Credit outstanding hereunder (for any period then ending for which such fee shall not theretofore have been paid).

     SECTION 3.2.3. Administration Costs and Expenses. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuer (a) for such normal and customary costs, charges and expenses as are incurred or charged by the Issuer in issuing, negotiating, maintaining, effecting payment under, amending or otherwise administering any Letter of Credit upon demand from time to time and (b) any other fees set forth in the Fee Letter.

                                   ARTICLE IV

                                LETTERS OF CREDIT

     SECTION 4.1. Issuance Requests. By delivering to the Issuer an Issuance Request on or before 12:00 noon, New York time, the Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that the Issuer issue an irrevocable standby letter of credit, in U.S. Dollars, Canadian Dollars or Sterling and in such form as may be requested by the Borrower and approved by the Issuer (each, together with the Existing Letters of Credit, a "Letter of Credit"), in support of the general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited) and which are described in such Issuance Request, provided that no Letter of Credit may be used to defease, repurchase or prepay any Subordinated Debt or any Senior Notes. The initial Equivalent Amount of the Stated Amount of any Foreign Currency Letter of Credit shall be determined by the Issuer and notified by the Issuer in writing to the Borrower on the date of issuance thereof. Each Letter of Credit shall by its terms:

          (a) be issued in a Stated Amount which

               (i) is at least equal to $100,000 (or, in the case of any Foreign Currency Letter of Credit, is at least equal to an amount in the applicable Foreign Currency the Equivalent Amount of which is $100,000) or such lesser amount as may be agreed by the Issuer; and

               (ii) does not exceed (or would not exceed) the then Commitment Availability;

          (b) be stated to expire on a date (its "Stated Expiry Date") no later than one year from its date of issuance; provided, however, that a Letter of Credit may provide that if it is not renewed prior to its Stated Expiry Date, it may be drawn by the beneficiary thereof; and

          (c) on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Issuer from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full and surrender by the beneficiary of the Letter of Credit to the Issuer, and

               (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer that the obligations covered thereby have been paid or otherwise satisfied in part and that the Letter of Credit may be reduced.

     SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer shall issue Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

     SECTION 4.3. Disbursements. The Issuer will notify the Borrower promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Unless otherwise agreed by the Issuer and the Borrower, drawings under any Letter of Credit issued under Section 4.1 shall be made on sight. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 2:00 p.m., New York time, on the Disbursement Date, the Borrower will reimburse the Issuer for all amounts which it has disbursed under such Letter of Credit in the currency in which such Disbursement was made. To the extent the Issuer is not reimbursed in full on the date payment is made under a Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest at the Alternate Base Rate (or, in the case of any such payment made in a Foreign Currency, the applicable Foreign Currency Rate) plus the Applicable Margin for two Business Days and thereafter at the Post-Maturity Rate described in Section 3.1.1, payable on demand, until reimbursed in full.

     SECTION 4.4. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.3 to reimburse the Issuer with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against the Issuer or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against the Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

     SECTION 4.5. Cash Collateral. At any time when a Reimbursement Obligation or any other Obligation becomes due and payable, the Issuer will be entitled to draw Cash Collateral from the Cash Collateral Account to satisfy such Reimbursement Obligation or other Obligation in an amount equal to the amount of the applicable Disbursement or other Obligation, as the case may be.

     SECTION 4.6. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. The

Issuer shall not (except to the extent of its own gross negligence or willful misconduct) be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise;

          (e) any error, omission, interruption, loss or delay in the transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required in order to make a Disbursement thereunder) or of the proceeds thereof;

          (f) any error in interpretation of technical terms;

          (g) the performance of any transaction which underlies any Letter of Credit;

          (h) any act or omission of any Person other than the Issuer;

          (i) loss or destruction of any draft, demand, or document in transit or in the possession of others;

          (j) lack of knowledge of any particular trade usage (other than standard United States and Western European banking usage as used in the normal course of business); or

          (k) any consequence arising from causes beyond the control of the Issuer.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith and which is not grossly negligent shall be binding upon the Borrower and shall not put the Issuer under any resulting liability to the Borrower; provided, however, that nothing herein shall relieve the Issuer for any liability for its gross negligence or willful misconduct.

     SECTION 4.7. Increased Costs; Indemnity. If by reason of

          (a) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change after the Closing Date in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

          (b) compliance by the Issuer with any new or modified (after the Closing Date) direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

               (i) the Issuer shall be subject to any tax (other than franchise taxes or taxes measured by net income or receipts), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by the Issuer;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit; or

               (iii) there shall be imposed on the Issuer any other condition regarding this Article IV or any Letter of Credit;

and the result of the foregoing is directly or indirectly to increase the cost to the Issuer of issuing, making or maintaining any Letter of Credit, or to reduce any amount receivable in respect thereof by the Issuer, then and in any such case the Issuer may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof and provide Borrower with data and calculations supporting such costs, and the Borrower shall pay such amounts as the Issuer may specify to be necessary to compensate the Issuer for such additional cost or reduced receipt within ten (10) Business Days after receiving such notice, together with interest on such amount from the date of receipt of such notice until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin; provided, however, that Section 5.2, rather than this Section 4.7 shall govern Borrower's obligations with respect to Taxes relating to payments by the Borrower described in the first sentence of Section 5.2(a). The good faith determination by the Issuer of any amount due pursuant to this Section 4.7, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this
Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of

          (x) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer as determined by a court of competent jurisdiction, or

          (y) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     SECTION 4.8. Existing Letters of Credit. On the Closing Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. For purposes of Section 2.1, the Existing Letters of Credit shall be deemed to utilize the Commitment of the Issuer.

     SECTION 4.9. Determination of Equivalent Amount. For purposes of determining the Equivalent Amount from time to time in connection with calculations of the amounts of fees accrued or payable pursuant to Section 3.2.1 and Section 3.2.2, not later than 12:00 p.m., New York time, on each Monthly Accrual Date and Quarterly Payment Date and on each other date upon which such fees are to be paid (each, an "Equivalent Amount Determination Date"), the Issuer shall determine the Exchange Rate as of such Equivalent Amount
Determination Date with respect to each Foreign Currency in respect of which there are outstanding Foreign Currency Letters of Credit at such time (after giving effect to any Letters of Credit to be issued or Reimbursement Obligations to be repaid on such date). The Exchange Rate so determined shall become effective on such Equivalent Amount Determination Date and shall remain effective until the next succeeding Equivalent Amount Determination Date.

                                   ARTICLE V

                          CERTAIN ADDITIONAL PROVISIONS

     SECTION  5.1.   Increased   Capital  Costs.   If  any  change  in,  or  the
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority causes the amount of capital required or expected to be maintained by the Issuer or any Person controlling the Issuer attributable to or based upon the Letters of Credit or Commitment hereunder to be increased, and the Issuer determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or issuance of Letters of Credit is reduced to a level below that which the Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Issuer to the Borrower, the Borrower shall immediately pay directly to the Issuer additional amounts sufficient to compensate the Issuer or such controlling Person for such reduction in rate of return. A statement of the Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, the Issuer may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

     SECTION  5.2.  Taxes.  (a)  Subject to the  Issuer's  compliance  with this
Section 5.2, all payments by the Borrower of all amounts payable hereunder (including interest) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Issuer's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the

Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to the Issuer an official receipt or other documentation satisfactory to the Issuer evidencing such payment to such authority; and

               (iii) pay to the Issuer such additional amount or amounts as is necessary to ensure that the net amount actually received by the Issuer will equal the full amount the Issuer would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against the Issuer with respect to any payment received by the Issuer hereunder, the Issuer may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Issuer after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Issuer would have received had not such Taxes been asserted.

          If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Issuer the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuer for any incremental Taxes, interest or penalties that may become payable by the Issuer as a result of any such failure.

          (b) Upon the request of the Borrower, any of the Issuer or any participant that is (a) organized under the laws of the United States or a state thereof shall execute and deliver to the Borrower one or more (as the Borrower may reasonably request) appropriately completed United States Internal Revenue Service Forms W-9 (or any successor forms or documents) and (b) organized under the laws of a jurisdiction other than the United States shall, prior to the due date of and as a condition to any payments hereunder, execute and deliver to the Borrower one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish that any such Person is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

          The Borrower shall not be required to pay any additional amounts to any of the Issuer or any participant in respect of Taxes pursuant to this
     Section 5.2 if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the provisions of this Section 5.2 unless such failure results from (a) a change in applicable treaty, law or regulation or interpretation thereof or (b) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date such Person becomes a party to this Agreement.

     SECTION 5.3. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Issuer shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Issuer on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.4. Use of Proceeds. Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited). No Letter of Credit will be used to (i) acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U or (ii) defease, repurchase or prepay any Subordinated Debt or any Senior Notes.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1. Effectiveness; Initial Credit Extension. The effectiveness of this Agreement and the obligation of the Issuer to make its initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

     SECTION 6.1.1. Letter of Credit Agreement; Cash Collateral Agreement. The Issuer shall have received, on or before the Closing Date

          (a) this Agreement, executed and delivered by the Issuer and the Borrower;

          (b) the Cash Collateral Agreement, executed and delivered by the Issuer and the Borrower, in substantially the form of Exhibit B hereto; and

          (c) evidence satisfactory to it that the 2004 Senior Note Indenture has been executed and delivered by the parties thereto, and that any other conditions precedent to the effectiveness thereof have been satisfied.

     SECTION 6.1.2. Resolutions, etc. The Issuer shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary, as to

          (a)  resolutions  of its  Board of  Directors  then in full  force and
     effect  authorizing  the  execution,   delivery  and  performance  of  this
     Agreement and each other Loan Document to be executed by it; and

          (b) the incumbency and titles of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it,

upon which certificate the Issuer may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.3. Cash Collateral. On the Closing Date, the Borrower shall have deposited in the Cash Collateral Account (a) an amount in immediately available funds equal to $123,422,139.55 and (b) an amount in immediately available funds equal to (pound)1,758,131.

     SECTION 6.1.4. Opinions of Counsel. The Issuer shall have received opinions, dated the Closing Date and addressed to the Issuer, from

          (a) Lisa Bodensteiner, Esq., general counsel of the Borrower, and Covington & Burling, special counsel to the Borrower, substantially in the forms of Exhibit C-1 and Exhibit C-2, respectively; and

          (b) such other special and local counsel as may be required by the Issuer, in each case in form and substance satisfactory to the Issuer.

     SECTION 6.1.5. Fees, Expenses, etc. The Issuer shall have received all fees, costs and expenses due and payable pursuant to the Fee Letter and pursuant to Sections 3.2 and 11.3, if then invoiced.

     SECTION 6.1.6. No Material Adverse Effect. No Material Adverse Effect shall have occurred since June 30, 2004.

     SECTION 6.2. All Credit Extensions. The obligation of the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this
Section 6.2.

     SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as  disclosed  by the  Borrower  to the Issuer  pursuant to
     Section 7.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Significant Subsidiaries which would reasonably be expected to cause a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might have a Material Adverse Effect; and

          (c) no Default (other than a Nonmaterial Subsidiary Default) shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Significant Subsidiaries are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to cause a Material Adverse Effect.

     SECTION 6.2.2. Credit Request. The Issuer shall have received an Issuance Request for such Credit Extension. The delivery of an Issuance Request and the issuance of the Letter of Credit in connection therewith shall constitute a representation and warranty by the Borrower that on the date of the issuance of such Letter of Credit the statements made in Section 6.2.1 are true and correct.

     SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Issuer and its counsel; the Issuer and its counsel shall have received all information, approvals, opinions, documents or instruments as the Issuer or its counsel may reasonably request.

     SECTION 6.2.4. Indentures.

          (a) The Borrower shall have certified to the Issuer that its incurrence of the Indebtedness under the Letters of Credit hereunder is permitted under the terms of Section 3.4 of the Pre-2000 Indentures. To the extent that the Borrower is relying on clause (a) of Section 3.4 of the Pre-2000 Indentures, the Borrower shall have delivered to the Issuer a certificate of an Authorized Officer of the Borrower demonstrating its compliance with the incurrence test set forth therein.

          (b) The Borrower shall have certified to the Issuer that the incurrence of Liens in respect of such Credit Extension is permitted under the terms of Section 3.7 of the Pre-2000 Indentures and Section 3.4 of the Shelf Indenture.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Issuer to enter into this Agreement and to make Disbursements and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Issuer as set forth in this Article VII.

     SECTION 7.1. Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation, partnership, limited liability company or similar entity validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Borrower's or any Obligor's ability to perform its obligations under the Loan Documents to which it is a party, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, the causing of each Letter of Credit to be issued hereunder, and the cash collateralization of each such Letter of Credit hereunder and under the Loan Documents are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene the Borrower's or any such Obligor's Organic Documents;

          (b) contravene any contractual restriction (including, without limitation, the Senior Note Indentures (including, without limitation, the debt and lien covenants thereof)), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

     SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party. Neither the Borrower nor any of its Significant Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

     SECTION 7.5. Financial Information. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2003 and the related consolidated statements of earnings and cash flow, and the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2004 and the related consolidated statements of earnings and cash flow, copies of each of which have been furnished to the Issuer, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the date thereof and the results of their operations for the period then ended.

     SECTION 7.6. No Material Adverse Effect. Since June 30, 2004, there has been no Material Adverse Effect.

     SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, investigation, or labor controversy affecting the Borrower or any of its Significant Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Loan
Document, except as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and all subsequent reports which have been filed by the Borrower with the Securities and Exchange Commission or sent to stockholders pursuant to the Securities and Exchange Act of 1934, as amended (provided in each case that any such reports have been provided to the Issuer).

     SECTION 7.8. Subsidiaries. The Borrower has no Significant Subsidiaries, except those Significant Subsidiaries which are identified in Schedule 7.8. The organizational chart attached hereto as Schedule 1.1 accurately reflects the ownership structures of the Borrower's equity interests in its Foreign Subsidiaries as of the Closing Date.

     SECTION 7.9. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no Letter of Credit will be used for a purpose which violates F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.10. Accuracy of Information. All factual information (which shall not include projections) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Issuer for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Issuer will be, true and accurate in every material respect on the date as of which such information is dated or certified (except with respect to the financial statements of

Borrower and its Subsidiaries, which will fairly present the financial condition of the entities covered thereby as of the date thereof) and, with respect to information provided prior to the execution of this Agreement, as of the date of execution and delivery of this Agreement by the Issuer, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                  ARTICLE VIII

                                    COVENANTS

     SECTION 8.1. Covenants. The Borrower agrees with the Issuer that, from and after the Closing Date, until the Commitment has terminated, all Obligations have been paid and performed in full (other than those Obligations which by their terms are intended to survive the termination of this Agreement), and all Letters of Credit have been terminated or have expired, the Borrower will perform the obligations set forth in this Section 8.1.

     SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Issuer copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries as of the end of such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Issuer by PricewaterhouseCoopers LLC or other independent public accountants acceptable to the Issuer;

          (c) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (d) as soon as possible and in any event within five days after the Borrower obtains knowledge of (x) any adverse development with respect to any litigation, action, proceeding, or labor controversy described in
     Section 7.7, (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 7.7, or (z) any other Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (e) promptly after the sending or filing thereof, copies of all material reports which the Borrower sends to any of its security holders, and all material reports and registration statements which the Borrower or any of its Significant Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (f) immediately upon the Borrower's knowledge of the institution of any steps by the Borrower or any member of its Controlled Group to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

          (g) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Significant Subsidiaries as the Issuer may from time to time reasonably request and which the Borrower is legally permitted to provide to the Issuer.

The Borrower may provide some or all of the information required in clauses (a) and (b) above by providing copies of its Forms 10-Q and/or 10-K filed with the Securities and Exchange Commission.

     SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its existence and, if applicable, qualification as a foreign corporation or comparable entity; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.1.3. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Issuer or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Issuer or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the exercise by the Issuer of its rights pursuant to this Section; provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Issuer of its rights pursuant to this Section.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".


     SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any Reimbursement Obligation, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any such Reimbursement Obligation, any fee or of any other Obligation.

     SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Issuer for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3. Non-Performance of Covenants and Obligations. Any Obligor shall default in the due performance and observance of any agreement contained herein or in any other Loan Document executed by it (other than as provided in Section 9.1.1), and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer (or such longer period as the Issuer in its discretion may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

     SECTION 9.1.4. Default on Other Indebtedness. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Significant Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness or with respect to the Borrower's debt securities issued to a Trust if the effect of such default is to accelerate the maturity of any such Indebtedness or such debt securities or, in the case of the Borrower only, such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness or such debt securities, or any trustee or agent for such holders, to cause such Indebtedness or debt securities to become due and payable prior to its expressed maturity (and notice of such default has been given to the relevant borrower).

     SECTION 9.1.5. Judgments. Any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Borrower or any Significant Subsidiary or any other Obligor in an amount in excess of $25,000,000 (or its foreign currency equivalent)

(treating any deductibles, self-insurance or retention as not so covered) which is not stayed or discharged within 30 days after entry of such final judgment or order, and there shall be any period of more than 30 consecutive days following entry of the final judgment or order in excess of $25,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 9.1.6. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.7. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Issuer to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Issuer to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

          (e) take any action authorizing any of the foregoing.

     SECTION 9.1.8. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 9.2. Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, (a) the Issuer may by notice to the Borrower declare that the Commitment (if not theretofore terminated) be terminated, whereupon without further notice, the Commitment shall terminate and the Issuer may exercise any and all remedies available under the Loan Documents and applicable law, including withdrawing amounts from the Cash Collateral Account pursuant to Section 4.5, and (b) the fee described in Section 3.2.2 shall accrue at the rate per annum set forth in such Section plus 2% and shall be payable on demand.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Issuer. No failure or delay on the part of the Issuer in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Issuer under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.



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

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Issuer (including the reasonable fees and out-of-pocket expenses of a single counsel to the Issuer, and of local counsel, if any, who may be retained by counsel to the Issuer) in connection with

          (a) the negotiation, preparation, execution, delivery or administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated, and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Issuer harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Issuer upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Issuer in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations upon and during the continuing of an Event of Default.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Issuer and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Issuer and each of its Affiliates, officers, directors, employees and agents, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred by any Indemnified Party in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the use of any Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of the Issuer's refusal to make any Credit Extension as a result of the Borrower's failure to satisfy the conditions in Article VI hereof but not including any breach of this Agreement or any other Loan Document by the Issuer);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Issuer is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities resulting from, arising out of or relating to the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In addition to the foregoing, the Borrower hereby waives any and all rights to seek or obtain consequential damages from any Indemnified Party.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 5.1, 5.2, 11.3 and 11.4, shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination of the Commitment and the termination or expiration of all Letters of Credit. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Issuer and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Issuer (or notice thereof satisfactory to the Issuer) shall have been received by the Issuer, and the conditions precedent set forth in
Section 6.1 shall have been satisfied.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Issuer; and

          (b) the rights of sale of the Issuer are subject to Section 10.11.

     SECTION 10.11. Participations in Commitment. The Issuer may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") a participating interest in the Issuer's Commitment, or other interests of such Issuer hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve the Issuer from its Commitment or its other obligations hereunder or under any other Loan Document,

          (b) the Issuer shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) the Borrower and each other Obligor shall continue to deal solely and directly with the Issuer in connection with the Issuer's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of the Issuer, shall be entitled to require the Issuer to take or refrain from taking any action hereunder or under any other Loan Document, and

          (e) the Borrower shall not be required to pay any amount under Section
     5.2 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.1, 5.2, 5.4, 11.3 and 11.4, shall be entitled to the same benefits as the Issuer as if such Participant were itself the Issuer.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Issuer from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ISSUER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ISSUER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14. Waiver of Jury Trial. THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BETWEEN THE ISSUER AND THE BORROWER BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ISSUER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A

MATERIAL INDUCEMENT FOR THE ISSUER'S ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.15. Confidentiality. The Issuer shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide participant or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

          (a) unless specifically prohibited by applicable law or court order, the Issuer shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Issuer by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section 10.15, the Issuer shall require any such bona fide participant receiving a disclosure of non-public information to agree in writing

               (i) to be bound by this Section 10.15;

                    (ii) to require  such Person to require any other  Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15;

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, the Issuer shall not be obligated or required to return any materials furnished by the Borrower or any Subsidiary; and

          (d)  the  Issuer  may  make  disclosure  to  any  direct  or  indirect contractual counterparty in swap agreements or to such contractual counterparty's advisor (so long as such contractual counterparty or advisor agrees to be bound by the provisions of this Section 10.15).

Notwithstanding anything herein to the contrary, the parties to this Agreement (and their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement and does not include information relating to the identity of the Borrower, its affiliates, agents or advisors.

     SECTION 10.16. Collateral Matters. The Issuer hereby acknowledges and agrees that Liens upon the Collateral granted to or held by the Issuer under any Loan Document will be released:

          (a) in whole, upon termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations and any other Obligations which by their terms are intended to survive the termination of this Agreement) and the expiration or termination of all Letters of Credit; and

          (b) if requested by the Borrower, to the extent (i) the then amount of Cash Collateral in U.S. Dollars in the Cash Collateral Account exceeds an amount equal to the sum of (x) the Letter of Credit Outstandings (other than the Dollar Equivalent Foreign Currency Letter of Credit Outstandings) and all other Obligations then outstanding plus (y) the amount of fees accrued pursuant to Section 3.2.1 and Section 3.2.2 but not paid by the Borrower as of the most recent Monthly Accrual Date, or (ii) the then amount of Cash Collateral in a Foreign Currency in the Cash Collateral Account exceeds an amount equal to the sum of the Foreign Currency Letter of Credit Outstandings denominated in such Foreign Currency; provided that prior to any release of Collateral pursuant to this Section 10.16(b), the Borrower shall have paid all fees then due and payable under Section 3.2.1 and Section 3.2.2 as of the most recent Quarterly Payment Date.

     SECTION 10.17. Judgment Currency. The Obligations of the Borrower and any other Obligor in respect of any sum due to the Issuer hereunder, or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuer of any sum adjudged to be so due in the Judgment Currency, the Issuer, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Issuer, the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Issuer against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Issuer, the Issuer agrees to remit any excess to the applicable Obligor. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into U.S. Dollars, Canadian Dollars or Sterling, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Issuer could purchase such other currency with U.S. Dollars, Canadian Dollars or Sterling, as the case may be, in New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.



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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               CALPINE CORPORATION


                               By:      /s/ Michael Thomas
                                  ----------------------------------------------
                                  Name:       Michael Thomas
                                  Title:      Senior Vice President - Treasurer

                               Address:       50 West San Fernando Avenue
                                              San Jose, CA  95113

                               Facsimile No.: (408) 995-0505

                               Attention:     Senior Vice President - Treasurer

                               BAYERISCHE LANDESBANK


                               By:      /s/ Norman McClave
                                  ----------------------------------------------
                                  Name:  Norman McClave
                                  Title: First Vice President

                               By:      /s/ James King
                                  ----------------------------------------------
                                  Name:  James King
                                  Title: First Vice President

                               Address:       Bayerische Landesbank
                                              Cayman Islands Branch
                                              c/o Bayerische Landesbank -
                                              New York Branch
                                              560 Lexington Avenue
                                              New York, NY  10022

                               Facsimile No.: 212-230-9151

                               Attention:     Norman McClave
                                              First Vice President
                                              Credit and Collateral Services



                                       43